UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2025

NEONODE INC.

(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Karlavägen 100, 115 26 Stockholm, Sweden

(Address of Principal Executive Office, including Zip Code)

+46 (0) 702958519

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 3, 2025, Neonode Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders. The following matters were submitted to the Company’s stockholders:

Proposal 1: Election of Directors

Mr. Ulf Rosberg and Mr. Peter Kruk were each reelected to the Board of Directors for a three-year term as a Class II director. The results of the votes were as follows:

Proposal	Votes For	Withheld	Broker Non-Votes
Elect Ulf Rosberg to a three-year term to the Board of Directors	6,356,045	4,832	548,144
Elect Peter Kruk to a three-year term to the Board of Directors	6,357,970	2,907	548,144

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The stockholders ratified the selection Crowe LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Crowe LLP as the Company’s independent registered public accounting firm	5,063,484	682	1,844,855	0

Proposal 3: Say-On-Pay Vote

Stockholders indicated their approval, on an advisory basis, of the compensation of the Company’s named executive officers. The results of the votes were as follows:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote on named executive officer compensation	4,513,433	5,159	1,842,285	548,144

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 3, 2025	NEONODE INC.

	By:	/s/ Fredrik Nihlén
	Name:	Fredrik Nihlén
	Title:	Chief Financial Officer

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